UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2008

SOUTHERN STAR ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52106
(Commission File Number)

20-2514234
(IRS Employer Identification No.)

152 – 110 Cypress Station Drive, Houston, Texas 77090
(Address of principal executive offices and Zip Code)

(832) 375-0330
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 2.03, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 16, 2008, we entered into a credit agreement with Macquarie Bank Limited, an Australian bank. The credit agreement provides for a loan facility that makes available to our company a secured, multiple advance term loan not to exceed, in the aggregate, $2,000,000 prior to September 3, 2008. We may not reborrow amounts repaid in respect of the term loan. All monetary obligations of our company to Macquarie Bank Limited under the credit agreement are fully due and payable on September 13, 2008.

From May 16, 2008 to September 3, 2008, we may use up to $2,000,000 to pay our current accounts payable of $1,079,050.32, and after the payment in full of our current accounts payable, we may use the remaining amount of $920,949.68 for general corporate purposes.

Under the credit agreement, we may request advances as term loan. The advances comprising the term loan bears interest at a rate per annum equal to the applicable contract rate on the outstanding borrowed and unpaid principal amount of the term loan for the period commencing on the date of each advance until all monetary obligations of our company to Macquarie Bank Limited under the credit agreement are paid in full. The contract rate is a rate per annum equal to the lesser of (i) prime rate plus two percent and (ii) the highest lawful rate. The prime rate is the greater of (i) the prime rate of interest specified by the Wall Street Journal and (ii) the Federal Funds Rate plus 0.50% per annum. The highest lawful rate is the maximum nonusurious interest rate, if any. Upon the occurrence and during the continuation of an event of default, the rate of interest applicable to the term note (which evidences our obligation to repay the term loan) will be equal to the default rate. The default rate is the lesser of (i) the highest lawful rate and (ii) four percent over the applicable contract rate. In addition, if any principal or interest is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount will bear interest, after as well as before judgment, at a rate per annum equal to the default rate. Interest is due and payable in immediately available funds monthly in arrears on the last day of each month. All principal and accrued interest outstanding on the term loan is due and payable on September 13, 2008.

Pursuant to the terms of the credit agreement, all proceeds from the sale of oil and gas from our properties, if any, will be assigned toMacquarie Bank Limited until amounts outstanding under the facility are paid in full.

As collateral security for all of our obligations to Macquarie Bank Limited under the credit agreement and other related documents, we granted to Macquarie Bank Limited a first-priority lien in all of our real and personal properties subject only to certain permitted encumbrances. The terms of the lien and security interest are set out in Exhibit E to the credit agreement.

The credit agreement contains certain negative covenants which prevent our company from carrying out certain actions, including incurring specified debt or guarantees, suffering any change of control, merging into or consolidating with any other entity, or declaring or paying any cash dividends or distributions.

The occurrence and continuance of any of the following can constitute an event of default at any time during the term of the credit agreement:

(i)	payment default;

(ii)	our failure to comply with any material term, condition, or covenant of the credit agreement;

(iii)	our bankruptcy or insolvency or any other actions relating to bankruptcy or insolvency;

(iv)	discovery of any statement or representation of our company in the credit agreement and related documents that is materially false when made;

(v)	filing of any federal tax lien or any other liens totaling $50,000 or more against our company, our properties and the operators of our properties;

(vi)	judgment for more than $50,000 or for any amount if the execution and enforcement of such judgment could reasonably be expected to adversely affect our ability to operate our properties;

(vii)	failure to pay any debt in excess of $50,000 (other than debt under the credit agreement) or any related interest or premium, when due;

(viii)

the credit agreement and related documents ceasing to be in full force and effect or being declared null and void or denial by our company of any further liability or obligation under the credit agreement or related documents;

(ix)

failure of our company to provide satisfactory evidence to Macquarie Bank Limited that any lien against our properties in favor of a third-party has been released or subordinated to Macquarie Bank Limited after Macquarie Bank Limited requests such evidence;

(x)	failure of our company or the operators of our properties to comply with any governmental requirements that could reasonably be expected to have a material adverse effect;

(xi)	removal or withdrawal of any operator of our properties and non-acceptance of the replacement operator by Macquarie Bank Limited;

(xii)	increase in our working interest or decrease in our net revenue interest relating to our properties;

(xiii)	a default of any material obligation of our company under any hedging agreement;

(xiv)	modification or amendment of any of our charter documents in any material manner without the consent of Macquarie Bank Limited;

(xv)	a change of control; or

(xvi)	occurrence of a material adverse effect.

If an event of default occurs, the maturity of all amounts due under the credit agreement may accelerate and Macquarie Bank Limited will have all of the rights and remedies of a secured party under the Uniform Commercial Code and will have the right to enter upon any premises where the collateral is kept and peacefully retake possession. Also upon the occurrence and during the continuation of an event of default, Macquarie Bank Limited will have set-off rights and can exercise our rights under any operating agreement or any other agreements relating to our properties.

The foregoing descriptions of the credit agreement are not complete and are qualified in their entirety by reference to the full and complete terms of the credit agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Item 3.02. Unregistered Sales of Equity Securities.

As a part of the consideration for the credit agreement with Macquarie Bank Limited, we issued Macquarie Bank Limited a warrant to purchase up to 750,000 shares of our common stock at $1.00 per share. The warrant expires on May 16, 2013.

Depending on the price and volume of shares of our common stock traded, we can require Macquarie Bank Limited to exercise the warrant. The warrant also provides for cashless exercise of the warrant and gives Macquarie Bank Limited a right to register shares of our common stock underlying the warrant if we decide to register any of our securities under the Securities Act of 1933 for sale to the public.

We issued the warrant to a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

10.1	$2,000,000 Senior First Lien Secured Credit Agreement between Southern Star Energy Inc. and Macquarie Bank Limited

10.2	Warrant to Purchase Common Shares of Southern Star Energy Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN STAR ENERGY INC.

By: /s/ William David Gibbs
Name:	William David Gibbs
Title:	Chief Executive Officer, President
Secretary and Treasurer
Dated:	May 22, 2008